UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 24, 2018

IDEANOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	20-1778374
(State or other jurisdiction	(IRS Employer
of incorporation)	Identification No.)

001-35561

(Commission File Number)

55 Broadway, 19th Floor

New York, NY 10006

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 212-206-1216

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

Effective on December 24, 2018, Ideanomics, Inc. (the “Company”) entered into a Supplementary Financial Advisory Agreement (the “Agreement”) with Shenzhen National Transport Service Co., Ltd., a company established in the People’s Republic of China (“NTS”) and Shanghai Blue Investment Management Consulting Co. Ltd., a 100% owned subsidiary of the Company. The Agreement constitutes a specific financing mandate under the original framework agreement announced by Ideanomics in August 2018 pursuant to which the Company was engaged as financial advisor for National Transport Capacity Co., Ltd. (“NTC”) with respect to NTC’s financing of its electric bus transformation business. The Company shall assist NTS with setting up the asset support plan with the assets formed by NTS’s Tianjin project, and to carry out secondary financing. The amount of funds potentially to be raised is 57 billion RMB. According to the Agreement the Company is expecting to receive 1%, after deducting underwriting and marketing costs, in the event the re-financings are closed.

The foregoing description of the Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which will be filed as an exhibit to the Form 10-K of the Company, as required.

Item 8.01	Other Events.

On December 26, 2018, the Company issued a press release announcing the entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated December 26, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEANOMICS, INC.

Date: December 31, 2018	By:	/s/ Alfred Poor
Alfred Poor
President and Chief Operating Officer